As filed with the Securities and Exchange Commission on June 14, 2021
File No. 333- 211671

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT ON FORM S-8 (No. 333-211671)
UNDER
THE SECURITIES ACT OF 1933

ROPER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware 51-0263696
(State or Other Jurisdiction of Incorporation or Organization) (IRS Employer Identification No.)

6901 Professional Parkway, Suite 200
Sarasota, Florida 34240
(Address of Principal Executive Offices)

Roper Technologies, Inc.
2016 Incentive Plan, As Amended
(Full Title of the Plan)

John K. Stipancich
Executive Vice President, General Counsel and Corporate Secretary
Roper Technologies, Inc.
6901 Professional Parkway, Suite 200
Sarasota, Florida 34240
(941) 556-2601
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐	Accelerated filer

☐	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company

EXPLANATORY NOTE

Deregistration of Securities

On June 14, 2021, the shareholders of Roper Technologies, Inc. (the “Company”) approved the Roper Technologies, Inc. 2021 Incentive Plan (the “2021 Plan”) and, in connection therewith, no further awards will be made under the Roper Technologies, Inc. 2016 Incentive Plan, as amended (the “2016 Plan”). This Post-Effective Amendment No. 1 is being filed to deregister the 2,181,479 shares of Company common stock that have not yet been issued and remain under the 2016 Plan (the “Carryover Shares”).

Accordingly, the Company hereby withdraws from registration under the Registration Statement on Form S-8, File No. 333-211671, filed with the Securities Exchange Commission on May 27, 2016, the Carryover Shares that have not been and will not be issued under the 2016 Plan. Contemporaneously with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Company is filing a Registration Statement on Form S-8 to register the Carryover Shares authorized for issuance under the 2021 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Company has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota and the State of Florida on this 14th day of June, 2021.

Roper Technologies, Inc.
(Registrant)

BY:	/S/ John K. Stipancich
John K. Stipancich Executive Vice President, General Counsel and Corporate Secretary